Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Starcraft Automotive Corporation
Goshen, Indiana

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (pertaining to the Starcraft Corporation 1997 Stock INcentive Plan) of our report, dated November 3, 1995, with respect to the consolidated financial statements of Starcraft Corporation and Subsidiaries in the Annual Report on From 10-K for the year ended September 29, 1996.

                                           /s/ McGladrey & Pullen, LLP
                                                  MCGLADREY & PULLEN, LLP

Elkhart, Indiana
May 29, 1997